UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

LendingClub Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54752	51-0605731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco CA 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 632.5600

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Acquisition

On April 17, 2014 (the “Closing Date”), LendingClub Corporation (“Lending Club” or the “Company”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Springstone Financial, LLC, a Delaware limited liability company (“Springstone”), Premier Payment Solutions, Inc., a Massachusetts corporation (“PPS”), NBT Capital Corp., a New York corporation (together with PPS, the “Sellers”), and James P. Donovan, as the Sellers’ representative thereunder, pursuant to which Lending Club acquired all of the outstanding limited liability company interests of Springstone from the Sellers in a simultaneous signing and closing. We refer to the purchase by Lending Club and the sale by the Sellers pursuant to the Purchase Agreement in this Current Report on Form 8-K as the “Acquisition.”

As a result of the closing of the Acquisition, Springstone is now a wholly owned subsidiary of Lending Club.

Under the terms of the Purchase Agreement, the Sellers received at the closing an aggregate of $140.0 million in stock and cash, consisting of approximately $115.0 million in cash and $25.0 million of shares of Lending Club’s Series F Preferred Stock (the “Consideration Shares”). Of the consideration issued at closing, approximately $3.5 million in cash and $22.1 million of Consideration Shares were placed in a third party escrow, subject to certain vesting and forfeiture conditions applicable to certain key continuing employees over a three-year period from the closing. These key continuing employees also entered into non-competition and non-solicitation agreements with Lending Club. The purchase price is subject to adjustment based on a final determination of the actual Company Net Working Capital (as defined in the Purchase Agreement) as of the Closing Date.

The cash portion of the consideration was funded by a combination of cash from Lending Club and proceeds of the Debt Financing and Preferred Stock Financing (each as described below). Both the Debt Financing and the Preferred Stock Financing closed just prior to the Acquisition.

The Purchase Agreement contains representations, warranties and covenants of the Company, Springstone and the Sellers. The Purchase Agreement also contains customary indemnification provisions whereby the Sellers will indemnify Lending Club and affiliated parties for certain losses arising out of any inaccuracy in the representations and warranties, or breaches of the covenants, of Springstone or the Sellers under the Purchase Agreement and certain other matters. A portion of the consideration otherwise payable at the closing of the Acquisition to the Sellers was placed in a third-party escrow for 15 months to secure, in part, the indemnification obligations of the Sellers under the Purchase Agreement.

The Debt Financing

In connection with the Acquisition, on April 16, 2014, Lending Club entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with joint lead arrangers and joint bookrunners led by Morgan Stanley Senior Funding, Inc., along with Credit Suisse Securities (USA) LLC, Silicon Valley Bank, Citicorp North America Inc., and JPMorgan Chase Bank, N.A. (the “Lenders”), under which the Lenders agreed to make a $50.0 million term loan to Lending Club (the “Term Loan”).

Also in connection with the Credit Agreement, on April 16, 2014, Lending Club entered into a Pledge and Security Agreement with Morgan Stanley Senior Funding, Inc. as Collateral Agent (the “Pledge and Security Agreement”).

The Term Loan is to be drawn in a single borrowing to finance the Acquisition and pay related fees and expenses, including fees and expenses related to the Credit Agreement. The Company may request that the Lenders establish new term loan facilities, provided that the aggregate principal amount of all new term loan facilities do not exceed $75.0 million. No additional amounts are available for borrowing. We refer to the borrowing by Lending Club and the lending by the Lenders pursuant to the Credit Agreement in this Current Report on Form 8-K as the “Debt Financing.”

The Term Loan matures three years after the Closing Date, or April 16, 2017 and amortizes at the rate of $312,500 per quarter, with the remaining principal amount payable at maturity. The Term Loan can be prepaid at any time at the Company’s option without premium or penalty, subject to a minimum prepayment of $1.0 million. If a Eurodollar Rate loan is selected (as defined below), customary breakage costs are payable in the case of any prepayment on a date other than the last day of an interest period. The Term Loan is required to be prepaid in certain circumstances, including upon sales of assets other than loans and upon the issuance of debt or redeemable capital stock.

Borrowings under the Credit Agreement bear interest, which at the option of the Company may be either (a) a floating base rate tied to an underlying index plus an additional 1.25% per annum or (b) a Eurodollar rate (for an interest period of one, two, three or six months) plus an additional 2.25% per annum (a “Eurodollar Rate Loan”).

The Term Loan is also guaranteed by Springstone and LC Advisors, LLC as wholly owned subsidiaries of Lending Club and is secured by a first priority lien and security interest in substantially all of the Company’s and its subsidiaries’ assets, subject to certain exceptions.

The Credit Agreement and Pledge and Security Agreement contain certain affirmative and negative covenants applicable to the Company and its subsidiaries. These include restrictions on the Company’s ability to make certain restricted payments, including restrictions on the Company’s ability to pay dividends, incur indebtedness, place liens on assets, merge or consolidate, make investments, and enter into certain affiliate transactions. The Credit Agreement also requires Lending Club to maintain a maximum Total Leverage Ratio (as defined in the Credit Agreement) of 5.50:1 initially, and decreasing to 3.50:1 after September 30, 2015 (on a consolidated basis).

The Credit Agreement and Pledge and Security Agreement contain customary warranties and covenants of the Company and the Lenders. The Credit Agreement also contains customary indemnification provisions whereby Lending Club will indemnify the Lenders and affiliated parties for certain losses arising out of the Credit Agreement and certain other matters.

The Credit Agreement also contains customary events of default, including nonpayment of principal when due, nonpayment of interest, fees or other amounts after a grace period, material inaccuracies of representations and warranties and breaches of covenants, subject in certain cases to a grace period, cross-default to defaults in indebtedness in excess of $25.0 million, bankruptcy, judgments, change in control and other material events. The Credit Agreement and Pledge and Security Agreement provide customary remedies upon an event of default.

The Preferred Stock Financing

In connection with the Acquisition, on April 16, 2014, Lending Club sold an aggregate of 3,195,278 shares of its Series F Preferred Stock, par value $0.01 per share (the “Financing Shares”) to certain new investors for an aggregate gross proceeds to Lending Club of approximately $65.0 million, pursuant to a Series F Preferred Stock Purchase Agreement dated April 16, 2014 (the “Preferred Stock Purchase Agreement”). Lending Club sold the Financing Shares pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended; all investors in the Preferred Stock Financing were “accredited investors” (as defined under Rule 501 of Regulation D) and Lending Club made no general solicitation for the sale of the Financing Shares. The Financing Shares are convertible into shares of Lending Club common stock, par value $0.01 per share, on a one-for-one basis, as adjusted from time to time pursuant to the anti-dilution provisions of the Lending Club Restated Certificate of Incorporation. We refer to the sale by Lending Club and the purchase by the investors of the Financing Shares pursuant to the Preferred Stock Purchase Agreement in this Current Report as the “Preferred Stock Financing.”

In connection with the Preferred Stock Financing, Lending Club also entered into an Amended and Restated Investor Rights Agreement dated April 16, 2014 (the “Rights Agreement”) pursuant to which the Company granted the Preferred Stock Financing investors customary registration rights, information rights and rights of first refusal to future issuances of Lending Club’s securities. Lending Club also entered into an Amended and Restated Voting Agreement dated April 16, 2014 (the “Voting Agreement”) pursuant to which the Preferred Stock Financing investors and other stockholders of Lending Club agreed to vote their respective shares of Lending Club capital stock in agreed upon manners regarding the voting for members of the Lending Club Board of Directors and the approval of a sale of Lending Club. Finally, Lending Club, Renaud Laplanche and holders of shares of Lending Club preferred stock entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement dated April 16, 2014 (the “Co-Sale Agreement”) pursuant to which Mr. Laplanche, if he wishes to sell shares of Lending Club common stock to a third party, must first offer such shares to the Company and holders of preferred stock that are parties the Co-Sale Agreement, and in some circumstances, the preferred stockholders have the right to sell their shares of preferred stock to the third party.

Accounts managed by T. Rowe Price Associates, Inc. led the investment in the Preferred Stock Financing. Funds managed by BlackRock, Inc., Sands Capital, Wellington Management Company, LLP and another institutional investor also purchased the Financing Shares. The composition of the Company’s Board of Directors did not change as a result of the Preferred Stock Financing.

The foregoing descriptions of the Purchase Agreement and Preferred Stock Purchase Agreement (together, the “Acquisition Agreements”), the Rights Agreement, Voting Agreement and Co-Sale Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, which are filed as exhibits to this Current Report on Form 8-K to provide investors with information regarding their terms and are incorporated herein by reference. They are not intended to provide any other factual information about Lending Club or Springstone or any of the other parties thereto. In particular, the representations and warranties contained in the Acquisition Agreements were made only for the purposes of the Acquisition

Agreements as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Acquisition Agreements and should not be relied upon as a disclosure of factual information relating to Lending Club or Springstone or any of the other parties thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the first through fifth paragraphs of Item 1.01 is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the sixth through fourteenth paragraphs of Item 1.01 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the fifteenth through seventeenth paragraphs of Item 1.01 is hereby incorporated by reference. No underwriting discounts or commissions were paid in connection with the Preferred Stock Financing.

The Consideration Shares and the Financing Shares were issued pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act of 1933. The Company has not engaged in general solicitation or advertising relating to the issuance of the Consideration Shares or the Financing Shares and is not offering any securities to the public in connection with the Acquisition, the Preferred Stock Financing or the Debt Financing.

Item 8.01 Other Information.

In connection with the Preferred Stock Financing, the Company amended and restated its certificate of incorporation, to reflect the rights, preferences and privileges of the Series F Preferred Stock, increase the number of authorized shares of common stock, and effect a two-for-one forward stock split of the Company’s capital stock, resulting in a fully-diluted total of approximately 184.8 million shares of common stock outstanding. The Restated Certificate of Incorporation, dated April 15, 2014, is filed as exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired

Springstone’s audited financial statements for the years ended December 31, 2013 and 2012 are attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

(b)	Pro Forma Financial Information

The following unaudited consolidated pro forma financial information relating to the Acquisition is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference:

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2013; and

(ii)	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2013.

(d)	Exhibits.

Exhibit	Description

2.1	Interest Purchase Agreement dated as of April 17, 2014

3.1	Restated Certificate of Incorporation, dated as of April 15, 2014

4.1	Amended and Restated Investor Rights Agreement, dated as of April 16, 2014

4.2	Amended and Restated Voting Agreement, dated as of April 16, 2014

4.3	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 16, 2014

10.1	Series F Preferred Stock Purchase Agreement, dated as of April 16, 2014

23.1	Consent of Auerr, Zajac & Associates, LLP

99.1	Press release dated April 17, 2014

99.2	Springstone audited financial statements for the years ended December 31, 2013 and 2012.

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations as of December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation

April 17, 2014	By:	/s/ CARRIE DOLAN
Carrie Dolan
Chief Financial Officer
(duly authorized officer)

Exhibit Index

Exhibit	Description

2.1	Interest Purchase Agreement dated as of April 17, 2014

3.1	Restated Certificate of Incorporation, dated as of April 15, 2014

4.1	Amended and Restated Investor Rights Agreement, dated as of April 16, 2014

4.2	Amended and Restated Voting Agreement, dated as of April 16, 2014

4.3	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 16, 2014

10.1	Series F Preferred Stock Purchase Agreement, dated as of April 16, 2014

23.1	Consent of Auerr, Zajac & Associates, LLP

99.1	Press release dated April 17, 2014

99.2	Springstone audited financial statements for the years ended December 31, 2013 and 2012.

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations as of December 31, 2013